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                                                                    EXHIBIT 99.1

               SUPPLEMENTAL SELECTED CONSOLIDATED FINANCIAL DATA

     You should read the following supplemental selected financial data along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes. We derived this financial data from our consolidated financial statements, which have been audited by Arthur Andersen LLP, our independent public accountants. All amounts have been restated to reflect the August 2000 acquisition of Advanced Computer Enterprises, Incorporated, which we accounted for as a pooling-of-interests transaction. Equity in loss of affiliate represents our share of the reduction in equity, as a result of losses, of Netzee. Minority interest in (income) loss of consolidated subsidiary represents the minority shareholder's 33.3% share of the equity and earnings of ProImage, Inc., a corporation that provides check imaging services, of which we own 66.7%. This financial data includes the results of operations of other companies we have acquired. Please see Note 3 in the notes to our financial statements for a discussion of the acquisitions we have made.

                                                                          Year Ended December 31,
                                                 1995             1996             1997              1998              1999
                                                                      (In thousands, except share data)
Statement of Operations Data:
Revenues............................         $    12,343     $    19,269       $    28,193      $   33,270        $    52,359
Costs of services...................               6,051           9,338            12,125          13,587             20,452
Selling, general and administrative
  expenses..........................               4,350           9,748            12,798          13,589             20,992
Depreciation and amortization.......                 509             537             1,496           1,579              4,462
Loss on impairment of intangibles...                   0               0               728               0                  0
Writeoff of purchased research and
  development costs.................                   0             810                 0               0                  0
                                             -----------     -----------       -----------      ----------        -----------
Total operating expenses............              10,910          20,433            27,146          28,755             45,906
                                             -----------     -----------       -----------      ----------        -----------
Operating income (loss).............               1,433          (1,164)            1,047           4,515              6,453
Other income (expense), net.........                 (71)           (252)             (625)           (215)            39,172
                                             -----------     -----------       -----------      ----------        -----------
Income (loss) before provision for income
  taxes and minority interest.......               1,362          (1,416)              422           4,300             45,625
Provision (benefit) for income taxes                 502            (141)              721           1,632             20,212
Equity in loss of affiliate.........                   0               0                 0               0            (15,352)
Minority interest in (income) loss of
   consolidated subsidiary..........                   0             (14)               39             (89)              (120)
                                             -----------     -----------       -----------      ----------        -----------
Net income (loss)...................                 860          (1,289)             (260)          2,579              9,941
Preferred stock dividends...........                   0              (8)              (32)            (16)                 0
                                             -----------     -----------       -----------      ----------        -----------
Net income (loss) attributable to common
  shareholders......................         $       860     $    (1,297)      $      (292)     $    2,563        $     9,941
                                             ===========     ===========       ===========      ==========        ===========
Basic net income (loss) per common
share...............................         $      0.14     $     (0.21)      $     (0.04)     $     0.30        $      0.99
                                             ===========     ===========       ===========      ==========        ===========
Diluted net income (loss) per common
share...............................         $      0.14     $     (0.21)      $     (0.04)     $     0.30        $      0.94
                                             ===========     ===========       ===========      ==========        ===========
Weighted average common shares
  outstanding:
Basic...............................           6,199,900       6,183,847         7,082,614       8,464,740         10,094,696
Diluted.............................           6,217,400       6,183,847         7,082,614       8,596,514         10,563,546

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
                                                                            As of December 31,
                                                 1995             1996             1997              1998              1999
Balance Sheet Data:
Cash and cash equivalents...............     $     452            1,666        $   2,367         $    3,496        $   2,145
Working capital.........................         1,269            2,142            1,512              5,057            3,692
Total assets............................         3,385           12,447           12,045             22,014          100,895
Long-term debt, net of current portion..           709            5,272            4,717                211           12,669
Shareholders' equity....................         1,934            1,379              648             17,713           52,660

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